UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 18, 2025

Gevo, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35073	87-0747704
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

345 Inverness Drive South, Building C, Suite 310 Englewood, CO 80112
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (303) 858-8358

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of exchange on which registered
Common Stock, par value $0.01 per share	GEVO	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.     Entry into a Material Definitive Agreement.

On September 18, 2025, Net-Zero Richardton, LLC (“Gevo”), a subsidiary of Gevo, Inc., entered into a Carbon Dioxide Removal Sales Agreement (the “Agreement”) with Biorecro North America, LLC (“Biorecro” and, together with Gevo, the “Parties” and, each, a “Party”), pursuant to which Gevo agreed to sell approximately $26 million worth of carbon dioxide removal credits (“CDR credits”) associated with its carbon capture and sequestration facilities in Richardton, North Dakota to Biorecro with a portion of the sales to occur each quarter over the term of the Agreement. Biorecro has the option to purchase additional CDR credits each quarter upon notice to Gevo and Gevo’s agreement to sell such additional CDR credits.

The Agreement became effective on September 18, 2025, and will continue in full force and effect until December 31, 2030. Biorecro may extend the term for up to an additional ten years subject to Biorecro’s satisfaction of certain conditions for the extension.

The Parties may terminate the Agreement in the event that a Party fails the pay the other Party any undisputed amount pursuant to the Agreement or if certain customary events of default occur and are not cured within a certain time period. Upon the termination of the Agreement due to an event of default, the non-defaulting Party will be entitled to remedies at law or equity, subject to customary limitations on liability contained in the Agreement.

The Agreement contains certain customary representations, warranties, covenants and confidentiality provisions.

The foregoing description of the Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Agreement, a copy of which is attached hereto as Exhibits 10.1 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01.     Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1†	Carbon Dioxide Removal Sales Agreement, dated September 18, 2025, by and between Net-Zero Richardton, LLC and Biorecro North America, LLC.
104	Cover Page Interactive Data File (Formatted as Inline XBRL)

† Portions of this exhibit have been redacted in compliance with Regulation S-K Item 601(b)(10).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEVO, INC.

Dated: September 18, 2025	By:	/s/ E. Cabell Massey
E. Cabell Massey
Vice President, Legal and Corporate Secretary